[Letterhead of Conyers Dill & Pearman]

21 December 2010
Matter No.:893176
Doc Ref: RJH/349433
Tel. No.: 852 2842 9530
E-mail: Richard.Hall@conyersdill.com

China Gerui Advanced Materials Group Limited
Palm Grove House, P.O. Box 438
Road Town, Tortola
British Virgin Islands

Attention : The directors

Dear Sirs,

Re: China Gerui Advanced Materials Group Limited (the “Company”)

We have acted as special British Virgin Islands legal counsel to the Company in connection with the  Company’s registration statement on form F-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) on or about the date hereof for the registration, issue and sale by the Company from time to time in one or more public offerings, (1) newly-issued ordinary shares, no par value, of the Company (the “Ordinary Shares”), (2) newly-issued preferred shares of the Company, in one or more series (the “Preferred Shares” and together with the Ordinary Shares, the “Equity Securities”), (3) debt securities, in one or more series (the “Debt Securities”), (4) warrants to purchase Ordinary Shares, Preferred Shares, or Debt Securities, or any combination thereof (the “Warrants”), and (5) units consisting of Ordinary Shares, Preferred Shares, Debt Securities or Warrants, or any combination thereof, in one or more series (the “Units”), having an aggregate price to the public not to exceed $100,000,000, provided that such amount may be increased by the directors in accordance with Rule 462(b) under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

For the purposes of giving this opinion, we have examined copies of the following documents:

(i)	the Registration Statement to be filed by the Company under the United States Securities Act of 1933 (the “Securities Act”) with the Commission on or about 29 October 2010, as amended; and

(ii)	the prospectus (the “Prospectus”) contained in the Registration Statement.

The documents listed in items (i) and (ii)  above are herein sometimes collectively referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed the memorandum of association and the articles of association of the Company, as obtained from the Registrar of Corporate Affairs on 28 October 2010, resolutions in writing signed by all the directors of the Company and dated 27 October 2010 (the “Resolutions”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Resolutions will not be rescinded or amended, (e) that the Company will issue the Equity Securities in furtherance of its objects as set out in its memorandum of association, (f) that the Company’s constitutional documents will not be amended in any manner that would affect the opinions expressed herein, (g) that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein, (h) that the Company will have sufficient authorised capital to effect the issue of any of the Equity Securities at the time of issue, whether as a principal issue or on the conversion, exchange or exercise of any Securities, (i) that the designation, powers, preferences, rights, qualifications, limitations and restrictions of the Preference Shares will have been duly established by all necessary corporate action and otherwise in accordance with the Company’s constitutional documents and will not violate the Company’s constitutional documents nor any applicable law, regulation, order or decree in the British Virgin Islands,, (j) that all necessary corporate action will be taken to authorise and approve any issue of Equity Securities, the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto; (k) that the issuance and sale of and payment for the Equity Securities will be in accordance with the Documents or any other applicable purchase, underwriting or similar agreement duly approved by the Board, the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto), (l) that, upon the issue of any Equity Securities, the Company will receive consideration for the full issue price thereof which shall be equal to at  least the par value thereof, (m) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Equity Securities, and the due execution and delivery thereof by each party thereto, (n) that on the date of issuing any Equity Securities the Company is, and after issuing any Equity Securities will be, able to pay its liabilities as they become due.

The obligations of the Company in connection with any Equity Securities or other agreement or document relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, merger, consolidation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c)  will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a British Virgin Islands court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages; and (e)  may not be given effect by a British Virgin Islands court to the extent that they are to be performed in a jurisdiction outside the British Virgin Islands and such performance would be illegal under the laws of that jurisdiction.  Notwithstanding any contractual submission to the jurisdiction of specific courts, a British Virgin Islands court has inherent discretion to stay or allow proceedings in the British Virgin Islands courts.

“Non-assessability” is not a legal concept under British Virgin Islands law, but when we describe the Equity Shares as being “non-assessable” we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Equity Securities (but only with respect to such member), that no further sums are payable with respect to the issue of such shares and no member shall be bound by an alteration in the memorandum and articles of association after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Equity Securities or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.

We express no opinion as to the enforceability of any provision of the Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands.  This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands.  This opinion is issued solely for the purposes of the filing of the Registration Statement and the registration, issue and sale by the Company of the Equity Securities and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing we are of the opinion that:

1.
The Company is duly incorporated and existing under the laws of the British Virgin Islands in good standing (meaning solely that it has not failed to make any filing with any British Virgin Islands governmental authority or to pay any British Virgin Islands government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).

2.	Upon the due issuance of any Equity Securities and payment of the consideration therefor, such Equity Securities will be validly issued, fully paid and non-assessable.

3.
Upon the due issuance of any Equity Securities  upon exercise of the Warrants or conversion of the Units and payment of the consideration therefore, such Equity Securities will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman